Exhibit 10.68

VAST RENEWABLES LIMITED

EMPLOYEE SHARE TRUST

TRUST DEED

VAST RENEWABLES LIMITED (ACN 136 258 574) “Company”

VAST EMPLOYEE SHARE HOLDINGS PTY LTD (ACN 673 720 851) “Trustee”

Adopted: 18 December 2023

VAST RENEWABLES LIMITED EMPLOYEE SHARE TRUST

Trust Deed

THIS DEED is made on ____ December 2023

BETWEEN:VAST RENEWABLES LIMITED (ACN 136 258 574) (“Company”) and having its registered office at 226-230 Liverpool Street, Darlinghurst NSW 2010.

AND: VAST EMPLOYEE SHARE HOLDINGS PTY LTD (ACN 673 720 851) (“Trustee”) and having its registered office at 226-230 Liverpool Street, Darlinghurst NSW 2010.

RECITALS

A.	The Company operates various forms of employee Equity Remuneration Schemes under which Employees may acquire various forms of equity instruments (including Shares) under the rules of such schemes.
B.

The Company wishes to establish a trust for the sole purpose of subscribing for, acquiring and holding Shares for the benefit of Participants under Equity Remuneration Schemes to be known as the Vast Renewables Limited Employee Share Trust.

C.	The Trustee has agreed to act as the first trustee of the Trust for the benefit of participants in Equity Remuneration Schemes.
D.	The Company has paid the Initial Sum to the Trustee to be held upon the trusts contained in this Deed.

1.	PURPOSE
1.1	The Trust commences on the date of execution of this Deed and continues until terminated and wound up on accordance with Clause 12.
1.2

The purpose of the Trust is to be an Employee Share Trust which acquires Shares and/or holds cash for the acquisition of Shares to be held for the benefit of Participants in Equity Remuneration Schemes subject to the terms of this Deed and the relevant schemes which gave rise to the acquisition of the Shares. When Shares are no longer subject to a risk of forfeiture or disposal restrictions, the Trustee will sell or transfer Shares when a Notice of Withdrawal is validly submitted or transfer of the Shares to the participant as otherwise provided for in this Deed.

2.	DEFINITIONS

In this Deed, the following terms have these meanings unless the contrary intention appears:

(a)

Accounting Period means the period from the date of this Deed to the next ensuing 30th day of June and thereafter each period of twelve months ending on the 30th day of June in each year until the 30th day of June next preceding the date referred to in Clause 12.2 and thereafter the succeeding period terminating on the date referred to in Clause 12.2.

(b)

Accretion means any accretion, dividend, distribution, entitlement, benefit or right of whatever kind whether cash or otherwise which is issued, declared, paid, made, arises or accrues directly or indirectly to, or in respect of, a Share, including any such entitlement relating to a subdivision, consolidation or other reconstruction or distribution from any reserve of the Company and any reduction of capital.

(c)	Act means the Privacy Act 1998 (Cth) as amended from time to time.
(d)	Associated Company means a body that is a Related Body Corporate of the Company.
(e)	ASIC means Australian Securities and Investments Commission.
(f)	ATO means the Australian Taxation Office.
(g)

Board means some or all of the Directors acting as a board, as constituted from time to time, and includes a committee or representative of the board as established by the board of Directors from time to time for the purpose of making decisions as required under an ERS.

(h)	Bonus Shares means the shares issued generally to security holders of the Company for nil cash consideration.
(i)

Cash Dividend means a dividend declared or paid with respect to Shares which is payable wholly in cash or, in the case of a dividend declared or paid with respect to Shares which is payable only partly in cash, that part of the dividend which is payable in cash.

(j)	Company means Vast Renewables Limited ACN 136 258 574.
(k)	Constitution means the Company’s Constitution.
(l)	Corporations Act means the Corporations Act 2001 (Cth) (as amended).
(m)	Deed means this Deed including the recitals to the Deed.
(n)	Director means a director, including both executive and non-executive directors, for the time being of the Company.
(o)

Disposal Restrictions means that a Share may not be disposed of or transferred or otherwise dealt with (including encumbered or made subject to any interest in favour of any other person) except when the transfer is effected by operation of law on death or legal incapacity to the Participant’s legal personal representative.

(p)	Employee means employees or Directors of Group Companies and other persons deemed to be employees of Group Companies pursuant to section 83A-325 of the Tax Act.
(q)	Employee Share Trust has the same meaning as in subsection 130-85(4) of the Tax Act.
(r)	EU means European Union.
(s)	Equity Remuneration Scheme or ERS means schemes operated by Group Companies under which Employees may acquire various forms of equity instruments.
(t)	GDPR means the EU General Protection Regulation which came into effect on 25 May 2018.

(u)	Group means the Company and the Associated Companies.
(v)	Group Companies means companies in the Group.
(w)	Group Employer means the company within the Group employing the Employee.
(x)	Initial Sum means the amount of $10.00.
(y)	Listing Rules means the official rules of the Nasdaq in force from time to time.
(z)	Nasdaq means the Nasdaq Stock Market LLC.
(aa)	NDB means the Privacy Amendment (Notifiable Data Breach) Act 2017.
(bb)

Net Income means in respect of an Accounting Period of the Trust, unless the Trustee determines otherwise, the net income of the Trust determined in accordance with section 95 of the Tax Act for that Accounting Period, but excluding any amount which is included in that definition only by reason of section 207-20 of the Tax Act (as relevant) of the Trust for that Accounting Period.

(cc)

Notice of Withdrawal of Shares means a duly completed and executed request from a Participant for permission to withdraw some or all of the Shares from an ERS or request an authorisation of the Plan Administrator on behalf of the Trustee to sell some or all of the Shares, submitted by a Participant to the Trustee, in respect of Shares previously notified by the Plan Administrator on behalf of the Trustee as having been acquired for the benefit of that Participant. Such Notice of Withdrawal of Shares shall specify the number of Shares to be withdrawn and be submitted on the form approved by the Board.

(dd)	Offer means an offer or invitation provided to an Employee under an Equity Remuneration Scheme.
(ee)

Participant means an Employee for whose benefit Shares are held by the Trustee, or an Employee for whose benefit cash is held by the Trustee pending acquisition of Shares to be held for their benefit, including their nominated parties (if any) in accordance with the Plan Rules.

(ff)	Plan Rules means rules that govern the operation of Equity Remuneration Schemes as determined by the Company which apply to any Participant in an ERS.
(gg)	Plan Administrator means a person appointed by the Company to provide administration services in connection with the Trust and an Equity Remuneration Scheme.
(hh)	Product Disclosure Statement means any document issued by the Company in respect of any Employee’s Participation in an ERS, in compliance with Part 7.9 of the Corporations Act.
(ii)	Registered Charity has the same meaning as in section 995-1 of the Tax Act.
(jj)	Related Body Corporate has the meaning in section 50 of the Corporations Act.

(kk)	Rules means the rules of an ERS.
(ll)	Security Interest means a mortgage, charge, pledge, lien or other encumbrance of any nature.
(mm)

Shares means fully paid ordinary shares in the capital of the Company that rank equally with and have the same rights as other fully paid ordinary shares in the capital of the Company. For the avoidance of doubt this includes any shares in the capital of the Company that are subject to disposal restrictions or which are defined as Restricted Shares under an ERS.

(nn)	Share Rights means any rights to acquire shares or securities issued, or to be issued by the Company to security holders generally.
(oo)	Share Trading Policy means the policy adopted by the Company from time to time in relying to the buying and selling of Shares by Employees or Directors.
(pp)	Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) as the case requires or any other taxation legislation applicable to the operations of an ERS.
(qq)	Trust means the trust established by this Deed to be known as the Vast Renewables Limited Employee Share Trust.
(rr)	Trust Property means the property, rights and income of the Trust including:
-	Shares or securities in any Group Company;
-	the Initial Sum; and
-

any other moneys, shares or other securities in any Group Company, received by the Trustee for the purposes of an ERS as well as all income, additions or accretions from such moneys, shares or other securities.

(ss)	Trustee means the Trustee and each subsequent entity that agrees to act in the capacity of trustee of the Trust.

3.	INTERPRETATION

In this Deed, unless the contrary intention appears:

(a)	the transfer by an Employee from one Group Employer to another does not constitute cessation of employment;
(b)

an Employee ceases to be an employee if the Group Employer of the Participant ceases to be an Associated Company and the Employee does not contemporaneously become an employee of another Group Employer;

(c)

reference to any legislation or any provision of any legislation includes any modification or re-enactment of the legislation or any legislative provision substituted for, and all legislation and statutory instruments and regulations issued, under the legislation;

(d)	words denoting the singular include the plural and vice versa;
(e)	words denoting a gender include the other genders;

(f)	words denoting an individual or person include a body corporate or trust and vice versa and the individual’s or person’s legal personal representatives, executors, administrators and successors;
(g)	headings are for convenience only and do not affect the interpretation of this Deed;
(h)	reference to a clause or paragraph is a reference to a clause or paragraph of this Deed as amended from time to time;
(i)	reference to any document or agreement includes reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;
(j)

when the Company operates more than one Equity Remuneration Scheme, references to Rules relate to the Rules of the Equity Remuneration Scheme that gave rise to a Participant’s entitlement in respect of which the Trustee is executing its duties in any given instance, and

(k)	where any word or phrase is given a definite meaning in this Deed, any part of speech or other grammatical form of that word or phrase has a corresponding meaning.

4.	OPERATION OF THE TRUST
4.1	The Trust operates with the sole purpose of acquiring and holding Shares for the benefit of Employees pursuant to the Plan Rules.
4.2	The Company, having paid the Initial Sum to the Trustee to establish the Trust declares that the Initial Sum will be held by the Trustee as Trust Property.
4.3

The Board, on behalf of the Company, appoints the Trustee as trustee of the Trust. The Trustee accepts this appointment subject to the terms of this Deed. The Trustee may be removed from office by notice in writing from the Board, in accordance with clause 25.2.

4.4	The Trust must be operated in accordance with this Deed which binds the Company, each Associated Company, the Trustee and each Participant.
4.5	The Board appoints the Trustee as the first Trustee and the Trustee hereby accepts the appointment.
4.6	The Trust Property will be vested in the Trustee upon trust for the benefit of the Participants, to be applied in accordance with the provisions of this Deed and relevant Plan Rules.
4.7

Subject to this Deed, the Constitution, the Listing Rules and the Corporations Act, the Trustee will follow any direction given to it by the Plan Administrator on behalf of the Board as to the operation of the Trust, Plan Rules and Offers.

4.8

The Company will pay all the expenses, costs and charges reasonably incurred in establishing and operating the Trust. Subject to clauses 15.2 and 18.11 the Trustee must not levy any fees or charges for operating or administering an Equity Remuneration Scheme or the Trust, either payable directly by Participants or indirectly out of the assets of an ERS or the Trust.

4.9	Neither the Company nor the Trustee may grant a Security Interest over any Shares.
4.10

Despite any other provision of this Deed, but subject at all times to any applicable law, the Trustee is taken to have complied with and performed its functions and duties under this Deed and the Rules if such function or duty is performed by a Plan Administrator. However, the foregoing does not relieve the Trustee from any obligations as to the holding of any part of the assets or property of the Trust.

4.11

Despite any other provision of this Deed, including clause 18, in performing its functions and obligations under this Deed, the Trustee is entitled to rely on the advice or opinion of the Plan Administrator on behalf of the Company (including any professional advice or opinion procured by the Company) as to whether:

(a)	any act (or failure to act) or decision is in accordance with this document; or
(b)	any direction received by the Trustee from a Participant complies with this document or the Plan Rules; and the Trustee:
(i)

is not required to consult the terms of any offer, notice of grant or any other invitation, letter of offer, grant, acceptance or requirements or restrictions, or seek separate advice or otherwise confirm or form its own view as to that advice, opinion or direction;

(ii)	is entitled to assume that any failure on the part of the Company to provide any opinion or advice is confirmation that the Trust continues to meet the requirements of any applicable law;
(iii)

is not liable under this Deed or otherwise for any cost, loss, expense or other liability incurred by it or by any other person in respect of its reliance on any such advice or opinion (or on any failure to give any such advice or opinion) or acting on any such direction; and

(iv)

is entitled to be fully indemnified by the Company for any such liability arising directly or indirectly out of its reliance on that advice or opinion (or failure to give such advice or opinion) of the Company or acting on any such direction.

4.12

Without limiting the provisions of this Deed, including clause 4.11 the Company is responsible for acquiring, reviewing and complying with any legal or taxation advice necessary or desirable for the operation of the Trust and the ERSs and must provide a copy of any such advice received to the Trustee. If relevant to the Trust or an ERS, the Company will obtain advice as to whether a nominee service is required for the holding of any Shares and provide to the Trustee a copy of such advice.

4.13

On and from the commencement of this Trust, subject to Clause 4.14, Group Companies may pay to the Trustee, contributions to fund the subscription or acquisition of Shares for the purposes of ERSs as determined by the Board from time to time.

4.14

The Trustee must use such contributions to acquire Shares in the ordinary course of trading on the Nasdaq or by off-market purchase or subscribe for new Shares issued by the Company, as directed from time to time by the Board. Under no circumstances may the Trustee repay to the Company or any Associated Company any amount received as contributions for the subscription or acquisition of Shares. Any unallocated Shares or other property is held for the benefit of Employees.

4.15

Pending subscription for or the acquisition of Shares for the purposes of an ERS, the Trustee may deposit moneys in an interest bearing bank account at commercial rates. Such monies shall be deposited in a separate bank account for each ERS and shall not be mixed with any other monies held by the Trustee for any trust.

4.16

Shares subscribed for or acquired by the Trustee prior to allocation to an Employee are to be registered in the name of the Trustee and shall be allocated to Employees following receipt of a direction from the Board as soon as practicable after receiving such a direction. The Trustee shall ensure that each Share held for the benefit of a Participant is identified in the books and records of the Trust as being held on account of that Participant in respect of an ERS.

4.17

A Participant’s rights and obligations under the Trust Deed are conditional on Shares being registered in the name of the Trustee and allocated to that Participant in the books and records of the Trust.

4.18	The Trustee must ensure that each Participant is notified in writing when Shares held by the Trustee are allocated to that Participant under an ERS pursuant to Clause 4.16.
4.19

The Trustee must not hold fractions of Shares. Any Shares remaining after the allocation of whole Shares to a Participant may be retained by the Trustee pending future allocation under a direction from the Board. If the Trustee sells Shares then under no circumstances may the Trustee pay these proceeds of sale or other remaining funds to the Company or any Associated Company.

4.20	Where the Trustee acts as the trustee of more than one ERS, the Trustee must ensure that the Shares are segregated from any other shares held by the Trustee.
4.21

The Trustee will keep proper books and records in relation to the administration of each ERS, and the Trust, including in particular records relating to the Shares allocated to each Participant. Such books and records shall be kept separately from the books and records of any other ERS for which the Trustee acts as trustee.

4.22	The Trustee will identify and separately record and maintain in the books and records of the Trust, income including Cash Dividends and capital gains.
4.23

A statement of each Participant’s account shall be provided to that Participant by the Trustee at least annually at such times and in such form as determined by the Board in consultation with the Trustee.

4.24

For such time as the Trustee holds Shares or other property the Trustee will ensure that the books and records of each ERS are audited annually and are available for inspection by the Group (or its advisers) and the Participants at an office of the Trustee or a place of business of the Company during normal business hours or such other time as is agreed by the Trustee with the Group or the Participant (as applicable).

4.25

Subject to this Deed, the Trustee and the Company acknowledge that each Participant who is allocated Shares possesses substantially the same rights in respect of those Shares held by the Trustee under an ERS as if that Participant was the legal owner of such Shares.

4.26	When Shares allocated to a Participant are subject to Disposal Restrictions under Rules, the Trustee will be notified by the Company or the Plan Administrator, as agreed with the Trustee.
4.27	A Participant may not dispose of any Shares allocated to the Participant and held by the Trustee for the benefit of that Participant until Disposal Restrictions have ceased.
4.28	A Participant may not create any Security Interest over any Shares while they are subject to Disposal Restrictions.
4.29

The Trustee is entitled to make such arrangements it considers necessary to enforce Disposal Restrictions and Participants will be bound by such arrangements. The Trustee may rely on the direction and advice of the Plan Administrator with regard to the application or cessation of Disposal Restrictions.

4.30

Subject to clause 4.27, a Participant may submit a Notice of Withdrawal of Shares to withdraw or sell some or all of his or her Shares subject to any administrative guidelines established from time to time as agreed between the Company, the Plan Administrator and the Trustee.

5.	DIVIDENDS
5.1	Subject to this Deed:
(a)	a Participant is entitled to receive all Cash Dividends paid in respect of Shares allocated to the Participant and which are held by the Trustee on behalf of the Participant; and
(b)	acting on a request from the Plan Administrator the Trustee must pay all Cash Dividends received in respect of allocated Shares to the relevant Participant without deductions.
5.2

In addition to the Cash Dividends payable to a Participant pursuant to Clause 5.1, a Participant shall also be entitled to all imputation credits (and any other tax related credits) attached to such Cash Dividends.

5.3	Shares allocated to a Participant and held by the Trustee for the benefit of the Participant will not participate in any dividend reinvestment plan operated by the Company.
5.4

Cash Dividends, imputation credits and other credits received by the Trustee in respect of Shares not allocated to Participants shall be retained by the Trustee and after payment of tax and any other obligations that arise in relation to such Cash Dividends shall, if so directed by the Company, be applied pursuant to Clauses 4.14, 4.15 and 4.16 as if they were contributions.

6.	DEALINGS WITH SHARES
6.1	Shares acquired under an ERS by the Trustee shall be held subject to this Deed.
6.2

A Participant must comply in all respects with the Share Trading Policy in so far as it applies to any Shares, however the transfer of Shares to a Participant will not constitute an acquisition of Shares by the Participant for the purposes of any Share Trading Policy restriction.

6.3	Shares that are not subject to Disposal Restrictions and held by the Trustee on behalf of and allocated to the Participant may be:
a)	transferred to the Participant as soon as practicable after the Participant lodges a Notice of Withdrawal requesting that the Shares be transferred into his or her name, or
b)	sold by the Trustee as soon as practicable after the Participant lodges a Notice of Withdrawal requesting that the Shares be sold and the net sale proceeds transferred to the Participant, or
c)	transferred into the Participant’s name if a Notice of Withdrawal has not been lodged within 30 days of the Participant ceasing to be an Employee.

7.	VOTING RIGHTS
7.1

The Plan Administrator must on behalf of the Trustee provide each Participant with a copy of each notice of general meeting of the Company, which is received by the Trustee unless in the case of a particular Participant, the Participant has notified the Trustee that he or she does not wish to receive notices of meeting.

7.2

A Participant may direct the exercise of any voting rights attaching to Shares allocated to the Participant and held by the Trustee for his or her benefit by directing the Trustee to vote at any meeting of members of the Company in relation to any resolution on which voting occurs by way of poll.

7.3	The Trustee must not vote in respect of any Shares on any resolution where voting occurs by a show of hands.
7.4

In respect of voting occurring by poll, the Trustee must exercise the voting rights attached to Shares allocated to and held for the benefit of a Participant in accordance with the instructions of the Participant given under clause 7.2 and received by the Trustee not less than 72 hours prior to the relevant meeting.

7.5

In respect of voting occurring by poll, the Trustee must abstain from exercising any voting rights attaching to any Shares in respect of which it has not received instructions in accordance with Clause 7.4.

7.6	The Trustee must not exercise any voting rights in respect of Shares which have not been allocated Participants.

8.	BONUS SHARES
8.1	Bonus Shares received by the Trustee will be retained by the Trustee for purposes of the Trust.
8.2

To the extent that Bonus Shares arise in relation to Shares allocated to and held for the benefit of specific Participants the Bonus Shares will be allocated to the relevant Participants and will be subject to the same terms and conditions that apply to the Shares which gave rise to the Bonus Shares.

9.	SHARE RIGHTS ISSUES
9.1

The Plan Administrator must on behalf of the Trustee notify a Participant in writing of any Share Rights which accrue to Shares allocated to the Participant and held by the Trustee on behalf of the Participant.

9.2	Within 7 days of receiving the notice referred to in Clause 9.1, the Participant may provide the Trustee with written instructions in the form (if any) prescribed by the Board to either:
(a)	sell some or all of the Share Rights to the extent permitted by law; or
(b)	acquire, to the extent permitted by law, some or all of the shares or securities in the Company to which the Share Rights relate.
9.3

If the Participant gives written instructions under Clause 9.2(a), the Participant must, at the time of giving the written instructions, provide to the Trustee payment of an amount equal to the cost of accepting the Share Rights entitlement plus, if the Trustee so requires, such additional amount as the Trustee estimates and notifies to the Participant to be the cost of transferring the securities to the Participant.

9.4	If the Participant does not give written instructions under Clause 9.2(a), the Trustee is entitled to sell the Share Rights.
9.5	If the Trustee sells the Share Rights in accordance with this Clause 9, regardless of whether instructed by the Participant or not, the Trustee:
(a)	must pay to the Participant the proceeds of the sale after deduction of the costs and expenses relating to sale;
(b)	has no obligation to maximise the sale price of the Share Rights;
(c)	may aggregate Share Rights to be sold; and
(d)	may attribute a sale price to each Share Right sold equal to the average price for each Share Right sold.
9.6	If the Trustee acquires, on behalf of the Participant, a specified number of securities pursuant to the Share Rights in accordance with Clause 9.2(b), the Trustee:
(a)	may transfer those securities to the Participant; and
(b)	may make it a condition of transfer that the Participant pay the costs and expenses relating to the transfer.
9.7

If the Trustee receives Share Rights in respect of Shares not allocated to and held for the benefit of specific Participants then the Trustee must not exercise the Share rights but may sell the Share Rights and apply the net sale proceeds to the acquisition of Shares to be applied pursuant to Clauses 4.14, 4.15 and 4.16 as if they were contributions.

10.	OTHER ACCRETIONS
10.1	If an Accretion arises in respect of a Share other than by way of:
(a)	Cash Dividends;
(b)	Bonus Shares; or
(c)	Share Rights,

the Trustee shall liquidate into cash the Accretions and apply the net proceeds to the acquisition of Shares to be applied, if so directed by the Plan Administrator on behalf of the Company, pursuant to Clauses 4.14, 4.15 and 4.16 as if they were contributions, subject to Clause 10.2.

10.2	To the extent that Accretions relate to Shares allocated to and held for the benefit of a Participant, the Shares acquired on sale of the Accretions shall be allocated to the Participant.

11.	VARIATION OF DEED
11.1

Subject to the Listing Rules and Clause 11.2, the Board may, with the prior written consent of the Trustee (which must not be unreasonably withheld), add to or vary any of this Deed, or waive or vary the application of any of this Deed in relation to any Participant, at any time by resolution of the Board (so long Clause 18.14 is satisfied).

11.2

Subject to Clause 11.3, if a proposed variation under Clause 11.1 would derogate from the rights of Participants in respect of Shares held for their benefit under an ERS, the Board must obtain the prior written consent of at least three-quarters (by number) of the Participants in each ERS affected by such variation.

11.3	Clause 11.2 shall not apply to any additions, variations or modifications to this Deed:
(a)	that are required to be made by the Board by law;
(b)

to take into consideration possible adverse tax implications to an ERS arising from rulings from the Commissioner of Taxation, changes or proposed changes to tax legislation and/or changes in the interpretation of tax legislation by a competent court or tribunal;

(c)	to correct a manifest error or mistake; or
(d)	to enable the Trustee or any Group Employer to comply with the Act, the Listing Rules or instruments of relief issued by ASIC from time to time relating to employee share schemes.
11.4	Subject to this Clause 11, any change made pursuant to Clause 11.1 may be given such retrospective effect as is specified in the written instrument or resolution by which the change is made.
11.5	As soon as reasonably practicable after the Company makes an amendment under Clause 11.1, the Company must notify the Participants of the amendment.

12.	TERMINATION OR SUSPENSION OF THE TRUST
12.1	The Company must terminate or suspend the Trust if changes to the law require that it do so.
12.2	The Trust will terminate and be wound up as provided by law or upon the first to occur of the following events:
(a)	an order being made or an effective resolution being passed for the winding up of the Company (other than for the purpose of an amalgamation or reconstruction);
(b)	a person becoming entitled to compulsorily acquire all the Shares;
(c)	the passing of a resolution to cancel or buy-back all Shares pursuant to a scheme of arrangement, reduction of capital, share buy-back or otherwise;
(d)	the Board determining under the Plan Rules that the Trust be cancelled;

(e)	the day before the 80th anniversary of the date of this Deed.
12.3

Where the Trust is terminated the balance of the capital of the Trust (if any) to which no Participant is entitled in accordance with Clauses 6.3 or 14.1 must be applied by the Trustee in whole or in part for the benefit of one or more of the following beneficiaries as the Trustee thinks fit:

(a)	an employee share or option trust established and maintained for the benefit of all or any employees of the Company and/or its Related Body Corporates; or
(b)	any Registered Charity nominated by the Trustee.

13.	CONNECTION WITH OTHER PLANS
13.1	The Company is not restricted to using an ERS as the only method of providing variable remuneration to Employees. The Board may approve other variable remuneration schemes.
13.2	Participation in an ERS does not affect, and is not affected by, participation in any other scheme operated by the Company unless the terms of that other scheme provide otherwise.

14.	INCOME AND CAPITAL DISTRIBUTIONS
14.1	Subject to the relevant Plan Rules and relevant Offer, a Participant is presently entitled to so much of the Net Income of the Trust for an Accounting Period which is attributable to:
(a)	the Shares allocated to and held by the Trustee on behalf of the Participant;
(b)	the proceeds of sales arising from the sale by the Trustee of Share Rights on behalf of a Participant; and
(c)	transactions or events related to Shares or property related to or arising from Shares allocated to and held by the Trustee on behalf of the Participant.
14.2

The balance of the income of the Trust for an Accounting Period to which no Participant is presently entitled in accordance with Clause 14.1 must be accumulated by the Trustee as an addition to the Trust Property.

14.3

If the Trustee thinks fit, prior to the termination of the Trust as set out in Clause 12, the Trustee may apply that part of the capital of the Trust to which no Participant would be entitled under Clause 14.1 if the Trust was terminated at that time in payment of any costs and expenses incurred by the Trustee including any amounts of income or other tax payable by the Trustee in relation to the Trust (including its establishment or execution).

14.4

Where the Trustee is required pursuant to the Tax Act to pay tax concerning income of the Trust allocated or distributed to a Participant or to any entitlement or benefit of a Participant out of the Trust or monies held by the Trustee on trust for a Participant pursuant to the provisions of this Deed, the Trustee may pay same out of the income or capital to which the Participant is presently entitled or may deduct same out of monies which may then or thereafter come into the hands of the Trustee or over which the Trustee has control and to which the Participant is or becomes entitled.

14.5

Notwithstanding Clause 14.4, in the event that the Trustee at any time incurs any income tax or other tax payable concerning the Trust pursuant to the Tax Act the Trustee shall pay out of the Trust or income thereof any such amount.

15.	RELATIONSHIP OF COMPANY, THE TRUSTEE AND PARTICIPANTS
15.1	This Deed:
(a)	does not confer on any Participant the right to continue as an employee of a Group Employer;
(b)	does not affect any rights which the Group Employer may have to terminate the employment of any Employee; and
(c)	may not be used to increase damages in any action brought or orders sought against the Group Employer in respect of any termination of employment of any Employee.
15.2	Subject to Clauses 9.3 and 19.1, the Trustee must not accept any contribution of money or money’s worth from an Employee, as opposed to contributions by the Company.
15.3	No Participant will have day to day control or any other control over the operation of an ERS irrespective of any rights they may have under this Deed.
15.4	The Trustee does not act as agent of any Group Employer or Participant.
15.5	The Trustee is not a trustee for any of the Group Employers.

16.	NOTICES
16.1

Any notice or direction given under this Deed is validly given if it is handed to the person concerned or posted by ordinary prepaid post to the person’s last known address or given by electronic means or given in such other manner as the Board determines. The notice details may be changed at any time by notice given by the relevant party.

16.2	Notices take effect from the time they are received or taken to be received under clause 16.3 (whichever happens first) unless a later time is specified.
16.3	Notice is taken to be received by the addressee if by:

a)delivery in person, when delivered to the addressee;

b)	prepaid express post, on the second Business Day after the date of posting;
c)	post, 3 Business Days from and including the date of postage; and
d)

electronic mail (e-mail), two hours after the sent time (as recorded on the sender’s e-mail server), unless the sender receives a notice from the recipient’s email server or internet service provider that the message has not been delivered to the recipient, but if that time is not during business hours, then at the beginning of the nest business day.

16.4	The notice details for the Company are as follows:

Name:	VAST RENEWABLES LIMITED
Address:	226-230 Liverpool Street, Darlinghurst NSW 2010 Australia
Postal Address:	226-230 Liverpool Street, Darlinghurst NSW 2010 Australia
Email:	alec.waugh@vast.energy
Attention:	Alec Waugh / General Counsel

The notice details for the Trustee are as follows:

Name:	VAST EMPLOYEE SHARE HOLDINGS PTY LTD
Address:	226-230 Liverpool Street, Darlinghurst NSW 2010 Australia
Postal Address:	226-230 Liverpool Street, Darlinghurst NSW 2010 Australia
Email:	alec.waugh@vast.energy
Attention:	Alec Waugh / General Counsel

17.	GOVERNING LAW

This Deed, and the rights of the Participant under the Deed, shall be governed by the laws of the state of New South Wales, Australia.

18.	MANAGEMENT OF THE TRUST
18.1

Where this Deed provides for or requires a determination, decision, approval or opinion, such determination, decision, approval or opinion will be made by the Plan Administrator on behalf of the Trustee after consultation with the Board.

18.2

Except as expressly provided in this Deed, where this Deed provides for a determination, interpretation, decision, approval or opinion of the Trustee, the Company or the Board, such determination, interpretation, decision, approval or opinion will be in its absolute discretion and final.

18.3

Subject to this Deed and the law, the Trustee has all the powers in respect of the Trust that it is possible to confer on a trustee as though it were the absolute legal and beneficial owner of the assets of the Trust and acting in its personal capacity and includes without limitation the power to do all acts, matters and things that in its reasonable opinion are necessary, expedient or desirable to give effect to, and to carry out the trusts, authorities, powers and discretions conferred upon the Trustee.

18.4

Without limiting clause 18.3 but subject to Clauses 4.11 and 18.14, the Trustee has power to do all acts and things which the Trustee is required to do or may do under this Deed, including the power to:

(a)	enter into and execute all contracts, deeds and documents, and do all acts and things, which it considers expedient for the purpose of giving effect to this Deed;
(b)	subscribe for, purchase or otherwise acquire Shares, Trust Property or other property, rights or privileges which the Trustee is authorised to acquire or dispose of under this Deed, and to do all things incidental to this activity;

(c)	appoint, remunerate and, at its discretion, remove or suspend, custodians, trustees, managers, servants and other agents and to determine the powers and duties to be delegated to them;
(d)

institute, conduct, defend, compound or abandon any legal proceeding concerning the Trust, any Trust Property or this Deed and to settle or compromise or allow time for payment or satisfaction of any debts due and any claims or demands by or against the Trustee in respect of the Trust or this Deed;

(e)	make and give receipts, releases and other discharges for money payable to the Trustee;
(f)

open bank accounts and to retain on current or deposit account at any bank any money which it considers proper and to make regulations for the operation of those bank accounts including the signing and endorsing of cheques;

(g)

take and act upon the advice or opinion of any legal practitioner (whether in relation to the interpretation of this Deed, any other document or legislation, or as to the administration of the Trust or any other professional person, and whether obtained by the Trustee or not, without being liable in respect of any act done or omitted to be done by it in accordance with such advice or opinion;

(h)

sell or otherwise dispose of Shares, Trust Property, securities, shares, options, rights or privileges which the Trustee is authorised or is required by this Deed or the Plan Rules, and to do all things incidental to this activity;

(i)	receive dividends or distributions on the Shares and to apply those amounts in accordance with this Deed;
(j)	subject to this Deed, sell or transfer Shares to the Participants or their nominees and apply the proceeds of sale in accordance with this Deed;
(k)	execute any power of attorney, other instrument or cheque necessary to effect any delegation effected in accordance with this Deed;
(l)	refer any claim or demand by or against the Trustee in respect of the Trust to arbitration and to observe and perform an award made under arbitration; and
(m)

make rules or adopt procedures not inconsistent with the provisions of this Deed in relation to the calculation and rounding off of the contributions, dividends, interest or other amounts, or to the determination of periods of time.

18.5	The powers conferred on the Trustee by law or under this Deed may only be exercised for the purposes of the Trust.
18.6

The Trustee may authorise any person to act as its delegate (in the case of a joint appointment, jointly and severally) to hold title to the Trust Property, perform any act or exercise any discretion within the Trustee’s power.

18.7	The Trustee and the Board may take and rely upon independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under this Deed.
18.8

Without derogating from the right of indemnity given by law to trustees, the Company hereby covenants with the Trustee that it will indemnify and keep indemnified the Trustee in respect of all liabilities, costs and expenses incurred by the Trustee in the execution or purported execution of the Trust or any of the powers, authorities or discretions vested in the Trustee and from and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted other than a claim arising out of the Trustee’s negligence, dishonesty or the Trustee wilfully or knowingly being a party to a breach of trust.

18.9	The Trustee is not bound to act if the Trustee would not be entitled to be indemnified under Clause 18.8 in relation to that act.
18.10	The Trustee shall not be under any liability whatsoever except for gross negligence, dishonesty, fraud or wilful default committed by the Trustee or any of its employees or agents.
18.11

The Trustee is not entitled to receive from the Trust any fees, commission or other remuneration in respect of its office, but the Company may pay to the Trustee, from the Company's own resources, such fees and reimburse such expenses incurred by the Trustee as the Company and the Trustee agree from time to time. The Trustee is entitled to retain for its own benefit any such fee or reimbursement.

18.12

For the purposes of this Deed, the Trustee is entitled to regard as valid an instruction, consent or other authorisation given or purported to be given by a Participant, whether in writing and signed by or purporting to be signed by the Participant or in any other form approved by the Board.

18.13

Without limiting any other provision of this Deed, the Trustee will deal with the Trust Property in accordance with the directions of and information provided by the Plan Administrator and will not be held liable for having acted on such directions given or information provided by the Plan Administrator.

18.14

Without limiting the generality of the powers of the Trustee in this Clause 18, the Company and the Trustee agree that the Trust will be managed and administered, and the Trustee will exercise its powers, authorities and discretions, in a manner that it satisfies the requirements for the Trust to be an Employee Share Trust.

19.	PROTECTION OF TRUSTEE
19.1

To the extent permitted by law, the Company indemnifies the Trustee in respect of all liabilities, costs and expenses incurred by the Trustee in performing its obligations or in the execution or purported execution of any of its powers, authorities or discretions as trustee of the Trust other than a liability, cost or expense arising out of the negligence, dishonesty, fraud or breach of trust of or by the Trustee or its employees or agents (other than any agent appointed by the Trustee at the request or direction of the Company).

19.2	Subject to this Deed and the relevant Plan Rules and relevant Offer, the Trustee cannot recover any liabilities, costs or expenses from any Participant.
19.3	The Trustee’s obligations in respect of any money payable to a Participant may be fully discharged by:

(a)	a deposit into an account with a bank or other financial institution nominated by the Participant and approved by the Trustee;
(b)	at the discretion of the Trustee, complying with written directions of the Participant;
(c)	payment by cheque posted to the Participant; or
(d)	any other mode of payment agreed by the Trustee and the Participant in writing.
19.4

The Trustee may deduct from any amount payable to a Participant any amount of taxes (or an estimate or instalment of it) or charges which, in the Trustee’s opinion the Trustee is required or authorised to deduct in respect of that payment by law or by this Deed.

19.5

The Trustee may make a payment in respect of any amount of tax that the Trustee believes is payable or anticipated to become payable by the Trustee, including by the Trustee on behalf of the Participant, directly or indirectly in relation to a Share or otherwise relating to the Participant.

19.6	The Trustee must notify the Participant in writing of any deduction or payment made under Clauses 19.4 or 19.5 (as the case may be).
19.7	The Trustee may apply a deduction made under clause 19.4 towards:
(a)	reimbursement of the Trust for any corresponding amount paid or reimbursed out of the Trust;
(b)	reimbursement of the Trustee for payment of the amount; or
(c)	the payment of the taxes to the person or authority entitled to it.
19.8

Cheques issued by the Trustee that are not presented within 6 months may be cancelled. Where a cheque is cancelled the money is to be held by the Trustee for the Participant or held by the Trustee as property subject to the Trust (as applicable).

20.	GENERAL

The entitlement of the Participants and this Deed are subject to the Constitution, the Listing Rules, the Corporations Act and any other applicable laws.

21.	BREACH OF THIS DEED BY A PARTICIPANT

If a Participant breaches any of their obligations under this Deed, then the Group Employer may off-set the value of any benefit derived by that Participant and any loss incurred by the Group as a result of such breach, against any amounts payable by the Group to that Participant, whether such amounts are payable on termination of employment or otherwise, unless prohibited by law from doing so.

22.	ADVICE

Participants should obtain their own independent advice at their own expense on the financial, legal, taxation and other consequences to them relating to participation in an ERS. Nothing in this Deed should be construed as advice, and the Trustee may not give financial, legal or taxation advice under any circumstances.

23.	INCONSISTENCY

To the extent there is an inconsistency between a provision in this Deed and a provision in any offer information statement, Product Disclosure Statement, prospectus or explanatory booklet used to explain the operation of the ERS to Employees, this Deed prevails.

24.	PLAN TRUSTEE’S BASIC COVENANTS

The Trustee covenants, that it will:

a.	act continuously, as trustee of the Trust until its termination or until it has retired or been removed in the manner provided in this Deed;
b.	exercise all due diligence and vigilance in carrying out its functions and duties; and
c.	perform those of its functions and exercise those of its powers under this Deed in the best interests of each Participant.

25.	REPLACEMENT OF PLAN TRUSTEE
25.1	Subject to Clause 25.3, the Trustee may retire at any time without assigning any reason, upon giving at least two months prior notice in writing to the Board.
25.2	Subject to Clause 25.3, the Board may at any time without assigning any reason, upon giving at least two month’s prior notice in writing to the Trustee, remove the Trustee from office.
25.3	The Trustee’s right to retire, and the Board’s right to remove the Trustee, is exercisable only upon the due appointment of a new Trustee in accordance with Clause 25.5.
25.4	Upon ceasing to act as trustee, the Trustee shall transfer to the new Trustee all Trust Property held under this Deed.
25.5	The power to appoint a new Trustee is vested in the Board.

26.	LIABILITY

The Group Employer, the Company, the Trustee and their respective directors and employees are not liable for anything done or omitted to be done by such person or any other person with respect to:

a)	the price, time, quantity or other conditions and circumstances of the acquisition, custody or sale of Shares; and
b)	anything done in connection with an ERS unless such act or omission constitutes wilful misconduct on such person's part.

27.	PRIVACY ACT, NDB AND GDPR
27.1	The Trustee and the Company each acknowledges the existence of the Act, the NDB and the GDPR to protect the privacy of parties.

27.2

The purpose of the NDB was to set up a scheme whereby the Trustee and the Company must take certain measures where there is unauthorised access to, unauthorised disclosure of or loss of, personal information of a Participant. The intention of the NDB is to ensure that parties holding personal data take all reasonably necessary internal security measures to ensure that the access, disclosure or loss does not result in serious harm to any individuals to whom the information relates.

27.3

The purpose of the GDPR was to protect the data privacy for all EU citizens. If a party processes data about individuals in the context of selling goods or services to EU citizens, the GDPR must be complied with.

27.4

The Company will do and the Company will ensure that any Related Body Corporate and the Plan Administrator will do all things reasonably necessary to implement processes to protect unauthorised access to, unauthorised disclosure of, or loss of, personal information relating to a Participant.

27.5

The Trustee and the Company will comply and the Company will ensure that any Related Body Corporate and the Plan Administrator will comply with the provisions of the NDB and notify as required by the NDB.

27.6

The Participant accepts, acknowledges and agrees that the Trustee and the Plan Administrator will collect information that is personal to the Participant which must be provided to the relevant authorities, such as the ATO, and, in some cases, legal enforcement and government bodies and the Participant (without releasing the Trustee or the Company from its respective obligations under the Act, NDB and the GDPR) irrevocably authorise the Trustee and the Company to release personal information relating to the Participant as anticipated by this Clause 27.

27.7	The Trustee the Plan Administrator and the Company must notify the other immediately it becomes aware of any breach of the provisions of this clause 27.
27.8	This clause 27:
a)	applies despite any other provision in this Deed or in the Rules of any ERS; and
b)	survives the termination of the Trust or an ERS.

EXECUTED AS A DEED

Signed, sealed and delivered by Vast Renewables Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)

Signed, sealed and delivered by Vast Employee Share Holdings Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)